                                CONTRACT SCHEDULE

OWNER: [John Doe]                             SEX: [M] AGE AT ISSUE: [35]

JOINT OWNER:  [Jane Doe]                      SEX: [F] AGE AT ISSUE: [35]

ANNUITANT: [John Doe]                         SEX: [M] AGE AT ISSUE: [35]

CONTRACT NUMBER:  [12345678]                  ISSUE DATE: [February 15, 2005]

PLAN TYPE: [Qualified, IRA, Non-Qualified,    MATURITY DATE: [February 15, 2060]
           SIMPLE IRA, SEP, ROTH IRA]

PRODUCT CLASS:  Class A

PURCHASE PAYMENT:             [$100,000.00]

PURCHASE PAYMENTS:            [We reserve the right to reject any Purchase
                              Payment.]

     MINIMUM SUBSEQUENT
     PURCHASE PAYMENT:        [$500.00] [for both Non-Qualified and Qualified,
                              unless you have elected an automatic sweep program.] [However, for IRAs, SEPs, SIMPLE IRAs and Roth IRAs, in order to avoid cancellation of the Contract, we will accept a Purchase Payment of at least $50 once in every 24 month period. We will also accept subsequent Purchase Payments as required under applicable law and federal tax law.]

     MAXIMUM TOTAL
     PURCHASE PAYMENTS:       [$1,000,000.00], without our prior approval.

MINIMUM ACCOUNT VALUE:        [$2,000.00]

BENEFICIARY:                  [As designated by you as of the Issue Date unless
                              changed in accordance with the Contract
                              provisions.]

PRODUCT CHARGES:
     [SEPARATE ACCOUNT:       We assess certain daily charges equal on an annual
                              basis to the percentages set out below of the average daily net asset value of each Subaccount of the Separate Account:

                              Mortality and Expense Charge:  [1.25%]

                              Administration Charge:  [0.25%]

                              [Death Benefit Rider Charge:  [0.30%]]

                              [Additional Death Benefit Rider Charge:  [0.25%]]

ACCOUNT FEE:                  The Account Fee is [$30.00] each Contract Year.
                              During the Accumulation Period, on the Contract
                              Anniversary the full Account Fee is deducted from each applicable Subaccount in the ratio that the Account Value in the Subaccount bears to the total
                              Account Value in the Separate Account. On the
                              Annuity Calculation Date, a pro-rata portion of the Account Fee will be deducted from the Account
                              Value as described above. However, if your Account
                              Value on the last day of the Contract Year or on the Annuity Calculation Date is at least
                              [$50,000], then no Account Fee is deducted. If during the Accumulation Period, a total withdrawal is made, the full Account Fee will be deducted at the time of the total withdrawal. During the Annuity Period the

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                              Account Fee will be deducted regardless of the size of your Contract and it will be deducted pro-rata from each Annuity Payment.

[GMAB RIDER SPECIFICATIONS
__________________________

 GMAB RIDER EFFECTIVE DATE:   [February 15, 2005]

       RIDER MATURITY DATE:   [MetLife Defensive Strategy Portfolio: Contract
                              anniversary that is 7 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Moderate Strategy Portfolio: Contract anniversary that is 8 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Balanced Strategy Portfolio: Contract anniversary that is 9 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date
                              MetLife Growth Strategy Portfolio: Contract anniversary that is 10 Years from the later of the GMAB Rider Effective Date or the most recent
                              Optional Reset Date ]

         ADJUSTMENT FACTOR:   [100%]

   GMAB ELIGIBILITY PERIOD:   [120 days]

        ANNUAL GROWTH RATE:   [MetLife Defensive Strategy Portfolio: 2%
                              MetLife Moderate Strategy Portfolio: 1.5%
                              MetLife Balanced Strategy Portfolio: 1%
                              MetLife Growth Strategy Portfolio: 0%]

         MAXIMUM GUARANTEED
       ACCUMULATION AMOUNT:   [$5,000,000]

             GMAB FEE RATE:   [    %]
                               ----

          GMAB SUBACCOUNTS:   [MetLife Defensive Strategy Portfolio, MetLife
                              Moderate Strategy Portfolio, MetLife Balanced
                              Strategy Portfolio, MetLife Growth Strategy
                              Portfolio]

        GMAB FIRST OPTIONAL
                RESET DATE:   [February 15, 2006]

        GMAB OPTIONAL RESET
            WAITING PERIOD:   [One Year]

MAXIMUM OPTIONAL RESET AGE:   [Owner or oldest Joint Owner's (or annuitant if
                              owner is a non-natural person) 85th birthday]

     MAXIMUM OPTIONAL RESET
                    CHARGE:   [    %]
                               ----

   GMAB CANCELLATION WINDOW
                    PERIOD: [90-day window after the 5th anniversary of GMAB election]]

[GMIB RIDER SPECIFICATIONS:   GMIB-Plus
                              _________

 GMIB RIDER EFFECTIVE DATE:   [February 15, 2005]

         GMIB RIDER CHARGE:   [0.75%]

    GMIB PAYMENT ADJUSTMENT
                    FACTOR:   [100%]

          GMIB INCOME DATE:   [February 15, 2015]

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     GMIB RIDER TERMINATION
                      DATE: [Contract Anniversary on or following the Owner's (or oldest Joint Owner's or Annuitant's if owner is a non-natural person) 85th birthday]

         LAST STEP-UP DATE:   [Owner's (or oldest Joint Owner's or Annuitant's
                              if owner is a non-natural person) 81st birthday]

            ANNUAL INCREASE
         ACCUMULATION RATE:   [5%]

           ANNUITY OPTIONS:   (a) [Life Annuity with 10 Years of Annuity
                                  Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                              (b) Joint and Last Survivor Annuity with 10 Years
                                  of Annuity Payments Guaranteed.]

          DOLLAR-FOR-DOLLAR
     WITHDRAWAL PERCENTAGE:   [5.00%]

      BASIS OF GMIB ANNUITY
                     TABLE: [The GMIB Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 2.50%.]]

GUARANTEED PRINCIPAL OPTION
       FIRST EXERCISE DATE:   [February 15, 2015]

  GMIB FIRST OPTIONAL RESET
                      DATE:   [February 15, 2008]

GMIB OPTIONAL RESET WAITING
                    PERIOD:   [3 years]

MAXIMUM OPTIONAL RESET AGE:   [75]

 OPTIONAL RESET GMIB INCOME
                      DATE: [10th Contract Anniversary following the date the most recent GMIB Optional took effect]

     MAXIMUM OPTIONAL RESET
                    CHARGE:   [1.50%]

  ALLOCATIONS AND TRANSFERS
   LIMITED TO THE FOLLOWING
          GMIB SUBACCOUNTS:   [Metlife Defensive Strategy Portfolio, Metlife
                              Moderate Strategy Portfolio, Metlife Balanced
                              Strategy Portfolio, Metlife Growth Strategy
                              Portfolio]]

[GMIB RIDER SPECIFICATIONS:

 GMIB RIDER EFFECTIVE DATE:   [February 15, 2005]

         GMIB RIDER CHARGE:   [0.50%]

    GMIB PAYMENT ADJUSTMENT
                     FACTOR   [100%]

          GMIB INCOME DATE:   [February 15, 2015]

                 GMIB RIDER
          TERMINATION DATE:   [Contract Anniversary on or following the Owner's
                              (or oldest Joint Owner's) 85th birthday]

         LAST STEP-UP DATE:   [Owner's (or oldest Joint Owner's) 81st birthday]

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            ANNUAL INCREASE
         ACCUMULATION RATE:   [5%]

           ANNUITY OPTIONS:   (a) [Life Annuity with 10 Years of Annuity
                                  Payments Guaranteed. If you choose to start the Annuity Option after age 79, the year of the Guarantee Period component of the Annuity Option is reduced to: 9 years at age 80; 8 years at age 81; 7 years at age 82; 6 years at age 83; 5 years at ages 84 and 85.

                              (b) Joint and Last Survivor Annuity with 10 Years
                                  of Annuity Payments Guaranteed.]

          DOLLAR-FOR-DOLLAR
     WITHDRAWAL PERCENTAGE:   [5.00%]

      BASIS OF GMIB ANNUITY
                     TABLE: [The GMIB Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 2.5%.]]

[GUARANTEED WITHDRAWAL BENEFIT RIDER (GWB) SPECIFICATIONS:

GWB EFFECTIVE DATE:           [February 15, 2005]

INITIAL BENEFIT BASE:         [$100,000.00]

GWB FEE RATE:                 [0.50%]

GWB BONUS AMOUNT:             [5% for all purchase payments, 0.00% for resets ]

GWB WITHDRAWAL RATE:          [7.00%]

GWB MAXIMUM BENEFIT BASE:     [$1,000,000.00]

GWB AUTOMATIC RESET DATE:     [February 15, 2010]

GWB FIRST OPTIONAL RESET
DATE:                         [February 15, 2015]

GWB OPTIONAL RESET WAITING
PERIOD:                       [5 years]

MAXIMUM RESET AGE:            [85 years]

MAXIMUM OPTIONAL RESET FEE
RATE:                         [0.95%]

GWB OPTIONAL RESET WINDOW
PERIOD: [30-day period ending on the day prior to the eligible Contract Anniversary]

GWB CANCELLATION WINDOW
PERIOD:                       [30-day period on the 7th Contract Anniversary]

SUBACOUNTS NOT AVAILABLE
WITH GWB RIDER                [PIMCO Total Return Division, Scudder Global
                              Equity Division, Janus Aggressive Growth
                              Division]]

SALES CHARGE:  [The sales charge is deducted from a Purchase Payment prior to allocation to the Separate Account and/or the Fixed Account. The amount of the sales charge as shown below is based on your Investment on the day we receive your Purchase Payment. For the purpose of this section, the term your Investment shall equal the Purchase Payment; plus 1) your Account Value, if any; plus 2) account value from other Related Accounts, if any; each as of the date the Purchase Payment is received. Related Accounts, for this purpose, shall mean all variable annuity contracts and mutual funds currently in the Accumulation Phase, issued by us, which are owned by you or a Joint Owner.]

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                                           Sales Charge as
                                           A Percentage of
            Your Investment                Purchase Payment
            _______________                ________________
            [Less than $50,000                   5.75%
            $50,000-99,999.99                    4.50%
            $100,000-249,999.99                  3.50%
            $250,000-499,999.99                  2.50%
            $500,000-999,999.99                  2.00%
            1,000,000 or greater                 1.00%]]

SEPARATE ACCOUNT:             [MetLife Investors Variable Annuity Account One]

ALLOCATION REQUIREMENTS:

1. [Currently, you can select from any of the Subaccounts or the Fixed Account (if a Fixed Annuity Rider has been issued). However, we reserve the right to limit this in the future.

2. Allocations must be in whole numbers. Each allocation must be at least [$500]. Allocations made pursuant to Pre-scheduled Transfer programs are not subject to this limitation. The current approved Pre-scheduled Transfer programs are Rebalancing program, Asset Allocation program and Dollar Cost Averaging program.

3. We reserve the right to restrict allocations to the Fixed Account if any of the following conditions exist: (a) the credited interest rate for the amount to be allocated is equal to the Minimum Guaranteed Interest Rate for the Fixed Account; (b) the Account Value in the Fixed Account equals or exceeds [$500,000]; or (c) a transfer was made out of the Fixed Account within the previous 180 days.]

TRANSFER REQUIREMENTS:

[NUMBER PERMITTED: The maximum number of transfers per Contract Year shall be [12] (excluding transfers resulting from our Pre-scheduled Transfer programs). We reserve the right to waive from time to time this transfer limitation.

Subject to the Allocation Rules and the issuance of a Fixed Annuity Rider, during the Accumulation Period you may make transfers into the Fixed Account from the Subaccounts, subject to the maximum number of transfers per Contract Year as stated above. There are further limitations on transfers from the Fixed Account to the Separate Account as set forth below.

During the Annuity Period, you cannot make transfers from the General Account to the Subaccounts.

TRANSFER FEE: In the event that [12] transfers are made in a Contract Year, (excluding those related to our Pre-scheduled Transfer programs) we will deduct a Transfer Fee of [$25] for each additional transfer in such Contract Year. The Transfer Fee will be deducted from the Subaccount or Fixed Account from which the transfer is made. However, if the entire interest in an account is being transferred, the Transfer Fee will be deducted from the amount which is transferred. We reserve the right to waive from time to time, the Transfer Fee.

MINIMUM AND MAXIMUM AMOUNT TO BE TRANSFERRED: The minimum amount that may be transferred from a Subaccount is [$500], or your entire interest in the Subaccount, if less (excluding transfers resulting from our Pre-scheduled Transfer programs.

The minimum amount that may be transferred from the Fixed Account during the Accumulation Period is [$500], or your entire interest in the Fixed Account. Transfers out of the Fixed Account during the Accumulation Period shall be limited to the greater of (a) 25% of the Fixed Account Value at the beginning of the Contract Year, or (b) the amount transferred out of the Fixed Account in the prior Contract Year.]

WITHDRAWALS:

MINIMUM PARTIAL WITHDRAWAL: [$500], or your entire interest in the Fixed Account or Subaccount]]

MINIMUM WITHDRAWAL VALUE WHICH MUST REMAIN IN THE CONTRACT AFTER A PARTIAL
WITHDRAWAL: [$2,000]

ANNUITY REQUIREMENTS:

     1. [The Annuity Date must be the first day of a calendar month. Unless otherwise designated by you, the Annuity Date will be no later than the Maturity Date. The Maturity Date is the first day of the calendar month following the Annuitant's 90th birthday or ten (10) years from the Issue Date.

     2. For Variable Annuity Payments, the Variable Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback and an Assumed Investment Return (AIR) of 3.00%.

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     3. For Fixed Annuity Payments, the Fixed Annuity Tables are based on the Annuity 2000 Mortality Table with 7-year age setback with interest at 3%.

[FIXED ACCOUNT:

INITIAL GUARANTEE PERIOD: [Through the end of the current calendar year]

RENEWAL GUARANTEE PERIOD: [A calendar year]

INITIAL CURRENT INTEREST RATE: [4.60%] [Allocations to the Fixed Account not currently available]

MINIMUM GUARANTEED INTEREST RATE: [2.15%] annually

INITIAL EDCA PERIOD: 12 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [4.00%]
INITIAL EDCA PERIOD: 6 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [8.00%]
INITIAL EDCA PERIOD: 3 months EDCA rate applicable to deposits made at the beginning of the Initial EDCA period: [9.00%]]

ANNUITY SERVICE OFFICE:

MetLife Investors Insurance Company
[P.O. Box 10366
Des Moines, Iowa 50306-0366
(800) 343-8496]

ENDORSEMENTS AND RIDERS ATTACHED TO THIS CONTRACT:
[Fixed Account Rider for Variable Annuity
Enhanced Dollar Cost Averaging Rider
Three Month Market Entry Rider
Death Benefit Rider (Principal Protection)
Death Benefit Rider (Annual Step-up)
Death Benefit Rider (Compounded Plus)
Guaranteed Minimum Income Benefit Rider - Living Benefit
Guaranteed Withdrawal Benefit Rider
Additional Death Benefit Rider - Earnings Preservation Benefit
Guaranteed Minimum Accumulation Benefit Rider
Individual Retirement Annuity Endorsement
Roth Individual Retirement Annuity Endorsement
SIMPLE Individual Retirement Annuity Endorsement
401 Plan Endorsement
Tax Sheltered Annuity Endorsement
Unisex Annuity Rates Endorsement]

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